SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[_]   Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14C-5(D)(2))

|X|   Definitive Information Statement

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]   No Fee required.

[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:

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2)    Aggregate number of securities to which transaction applies:

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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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4)    Proposed maximum aggregate value of transaction:

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5)    Total fee paid:

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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount previously paid:

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2)    Form, Schedule or Registration Statement No:

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3)    Filing party: Alliance Distributors Holding Inc.

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4)    Date filed: December 19, 2005

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* Set forth the amount on which the filing fee is calculated and state how it was determined.

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                               15-15 132nd Street
                          College Point, New York 11356

                              Information Statement

This Information Statement has been mailed on or about December 30, 2005 to the stockholders of record as of December 19, 2005 ("Record Date") of the Company's common stock, par value $.001 per share ("common stock") and the Company's Series A Convertible Non Redeemable Preferred Stock, par value $.001 per share (the "Series A Preferred Shares") in connection with the action described herein to be taken on or about January 19, 2006, which is 20 days after the mailing of this information statement. The action will be taken pursuant to the written consents by the majority stockholders of the Company dated as of December 19, 2005.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS. NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company's principal executive office address is 15-15 132nd Street College Point, New York 11356.

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENTS DATED DECEMBER 19, 2005 OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken on or about January 19, 2006 pursuant to written consents dated December 19, 2005 by the majority stockholders, in lieu of a special meeting of the stockholders.

General

By their written consents, shareholders and a proxy holder (the "Shareholders") have voted 32,565,220 shares, out of a total of 52,884,164 shares entitled to vote, or approximately 62% of the Company's total voting power (the total number of votes that can be cast by the outstanding common stock and Series A Preferred Shares), in favor of granting the Board of Directors the authority to amend (the "amendment") the Company's Certificate of Incorporation to effect a reverse stock split of the Company's authorized common stock and the Company's issued and outstanding common stock on the basis of one-for-five at such time, if any, as the Board of Directors shall deem appropriate. The vote in favor of the amendment is greater than a majority of the Company's total voting power and is sufficient to approve the amendment.

After giving effect to the reverse stock split, there will be authorized 20,000,000 shares of common stock, of which 9,473,751 shares shall be issued and outstanding, 1,103,082 shares will be available to permit the conversion of the Series A Convertible Non Redeemable Preferred Stock ("Series A Preferred Shares"), and 9,423,167 shares will be available for issuance by the Board of Directors.

Reasons for the Reverse Stock Split

The Board of Directors believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stocks to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stocks. Some of those policies and practices pertain to the payment of broker commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

The decrease in the number of shares of Common Stock outstanding as a consequence of the proposed reverse stock split should increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders. However, the increase in the per share price of the Common Stock as a consequence of the proposed reverse stock split may be proportionately less than the decrease in the number of shares outstanding, and any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed reverse stock split. The proposed reverse stock split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above. In general, there can be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the proposed reverse stock split will be maintained for any period of time.

There can be no assurance that the market price of the Common Stock after the proposed reverse stock split will be five times the market price before the proposed reverse stock split, or that such price will either exceed or remain in excess of the current market price.

Impact of The Reverse Stock Split

The reverse stock split will be realized simultaneously for all the Company's common stock and the ratio will be the same for all the Company's common stock. The reverse stock split will affect all of the Company's shareowners uniformly and will not affect any shareowner's percentage ownership interests in the Company, except that, as described below, any fractional shares that would otherwise be owned by any stockholder as a result of the reverse stock split will be rounded up to one whole share.

The principal effect of the reverse stock split will be that:

      o there will be authorized 20,000,000 shares of common stock, of which 9,473,751 shares shall be issued and outstanding, 1,103,082 shares will be available to permit the conversion of the Series A Preferred Shares, and 9,423,167 shares will be available for issuance by the Board of Directors;

      o proportionate adjustments will be made to the conversion rate of the Series A Preferred Shares; and

      o proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of the Company's common stock, which will result in approximately the same aggregate price being required to be paid for such options and warrants upon exercise immediately preceding the reverse stock split.

In addition, the reverse stock split will increase the number of shareowners who own odd lots (less than 100 shares). Shareowners who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Shareowners

Shareholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, any fractional shares that would otherwise be owned by any stockholder as a result of the reverse stock split will be rounded up to one whole share.

Procedure regarding Stock Certificates

Shareholders will receive a transmittal letter from our transfer agent, Pacific Stock Transfer Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. As soon as practicable thereafter, the Company will issue a replacement certificate for post-split shares.

SHAREOWNERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of the Company's common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Company's common stock on its balance sheet will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Company's common stock will be restated because there will be fewer shares of the Company's common stock outstanding.

Procedure for Effecting Reverse Stock Split

If the Board of Directors determines to proceed with the reverse stock split, the Company will file a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware to amend the Company's existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment to the Certificate of Incorporation, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment to the Certificate of Incorporation is set forth in Exhibit A to this information statement. The text of the Certificate of Amendment to the Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareowner may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

In general, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. It is, however, possible that a stockholder who receives a full share of stock in lieu of the fractional share of stock that he or she would otherwise own as a result of the reverse stock split could be subject to tax on the portion of the rounded up share that exceeds such fractional share, although there are substantial arguments to the contrary. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share that is received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                             NO RIGHTS OF APPRAISAL

Under the laws of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the Amendment to effect the reverse stock split, and we will not independently provide stockholders with any such right.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 19, 2005, information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 15-15 132nd Street, College Point, New York 11356.

Beneficial ownership is determined in accordance with the rules of the SEC, and for calculating the shares and percentage beneficially owned by each Selling
Security Holder includes any securities which the person has the right to acquire within 60 days of the date of this information statement through the conversion or exercise of any security or right. The terms of the Series A Convertible Non Redeemable Preferred Shares ("Series A Preferred Shares") restrict each holder's right to convert the Series A Preferred Shares to the extent that beneficial ownership of such holder and its affiliates would exceed 4.999% or 9.999% of the shares of Common Stock that would be outstanding after giving effect to such conversion. For convenience, the table and the footnotes are presented as if these restrictions did not apply. For purposes of the table and the footnotes below, there are deemed outstanding 52,884,164 shares of common stock, consisting of 47,368,756 shares of common stock currently issued and outstanding and 5,515,408 shares of common stock issuable on conversion of 346,663 Series A Preferred Shares. Each Series A Preferred Share converts into
15.91 shares of common stock.

-------------------------------------        -----------------------------------
Name and address of beneficial owner         Common Stock (% of class)
-------------------------------------        -----------------------------------
Jay Gelman                                   20,478,561 (1) (38.46%)
-------------------------------------        -----------------------------------
Andre Muller                                 8,593,338 (2)  (16.14%)
-------------------------------------        -----------------------------------
Barbara A. Ras                               114,000 (3) (0.22%)
-------------------------------------        -----------------------------------
Humbert B. Powell, III                       72,728 (4)  (0.14%)
-------------------------------------        -----------------------------------
Thomas Vitiello                              50,000 (5) (0.09%)
-------------------------------------        -----------------------------------
Steven H. Nathan                             50,000 (6) (0.09%)
-------------------------------------        -----------------------------------
All executive officers and                   29,358,627 (54.58%)
directors as a group
-------------------------------------        -----------------------------------
Francis Vegliante                            4,593,322 (7)  (8.63%)
-------------------------------------        -----------------------------------
Nathan A. Low (8)
c/o Sunrise Securities                       6,969,928 (9)  (12.88%)
Corp., 641 Lexington
Avenue N.Y., N.Y. 10022
-------------------------------------        -----------------------------------
Theseus Fund, L.P.
f/k/a Minotaur Fund LLP                      4,400,000 (10) (8.32%)
131 Olive Hill Lane, Woodside, CA
94062
-------------------------------------        -----------------------------------

----------
(1) Consists of Mr. Gelman's record and beneficial ownership of 8,226,671 shares of common stock, 275,000 shares of common stock issuable upon exercise of 275,000 options that are currently exercisable, 91,667 shares of common stock issuable upon exercise of 91,667 options exercisable within 60 days, and 9,205,549 shares of common stock and 168,427 Series A Preferred Shares convertible into 2,679,674 shares of common stock that are subject to a voting proxy. Of the total number of shares of common stock subject to a voting proxy, Theseus Fund, L.P. (f/k/a Minotaur Fund LLP) granted to Mr. Gelman a proxy to vote 1,071,335 shares of common stock.


(2) Consists of Mr. Muller's record and beneficial ownership of 8,226,671 shares of common stock, 275,000 shares of common stock issuable upon exercise of 275,000 options that are currently exercisable and 91,667 shares of common stock issuable upon exercise of 91,667 options exercisable within 60 days.


(3) Consists of Ms. Ras' record and beneficial ownership of 66,000 shares of common stock and her indirect beneficial ownership of 23,000 shares of common stock owned by her husband, 16,667 shares of common stock issuable upon exercise of 16,667 options that are currently exercisable and 8,333 shares of common stock issuable upon exercise of 8,333 options exercisable within 60 days.

(4) Consists of Mr. Powell's record and beneficial ownership of 22,728 shares of common stock, 37,500 shares of common stock issuable upon exercise of 37,500 options that are currently exercisable and 12,500 shares of common stock issuable upon exercise of 12,500 options exercisable within 60 days.


(5) Consists of 37,500 shares of common stock issuable upon exercise of 37,500 options that are currently exercisable and 12,500 shares of common stock issuable upon exercise of 12,500 options exercisable within 60 days.


(6) Consists of 37,500 shares of common stock issuable upon exercise of 37,500 options that are currently exercisable and 12,500 shares of common stock issuable upon exercise of 12,500 options exercisable within 60 days.


(7) Consists of Mr. Vegliante's record and beneficial ownership of 4,226,655 shares of common stock, 275,000 shares of common stock issuable upon exercise of 275,000 options that are currently exercisable and 91,667 shares of common stock issuable upon exercise of 91,667 options exercisable within 60 days.


(8) Mr. Low has sole dispositive and voting power in Sunrise Securities Corp. Mr. Low's wife has sole voting and investment power in the shares owned by Nathan A. Low Family Trust. Mr. Low has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Mr. Low has shared voting and investment power in the shares owned by Sunrise Foundation Trust. Mr. Low disclaims beneficial ownership of the shares owned by Nathan A. Low Family Trust, Sunrise Equity Partners and Sunrise Foundation Trust.

(9) These 6,969,928 shares consist of 83,330 shares of common stock owned by Sunrise Equity Partners, 245,794 shares of common stock owned by Sunrise Securities Corp., 756,346 shares of common stock due to the deemed conversion of 47,539 Series A Preferred Shares owned by Nathan A. Low, 388,315 shares of common stock due to the deemed conversion of 24,407 Series A Preferred Shares owned by Nathan A. Low Family Trust, 2,290,515 shares of common stock due to the deemed conversion of 143,967 Series A Preferred Shares owned by Nathan A. Low Roth IRA, 346,504 shares of common stock due to the deemed conversion of 21,779 Series A Preferred Shares owned by Sunrise Foundation Trust, 366 shares of common stock due to the deemed conversion of 23 Series A Preferred Shares owned by Sunrise Securities Corp. and 1,634,657 shares of common stock due to the deemed conversion of 102,744 shares of common stock owned by Sunrise Equity Partners. Further includes 800,527 shares of common stock issuable upon exercise of 800,527 warrants owned by Nathan A. Low, 200,132 shares of common stock issuable upon exercise of 200,132 warrants owned by Sunrise Foundation Trust and 223,442 shares of common stock issuable upon exercise of 223,442 warrants owned by Sunrise Securities Corp.

(10) See footnote 1 for information relating to the voting proxy granted to Jay Gelman by Theseus Fund, L.P. f/k/a Minotaur Fund LLP.

The following table sets forth, as of December 19, 2005, information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Series A Non Redeemable Convertible Preferred Stock ("Series A Preferred Shares") based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Series A Preferred Shares, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and for calculating the shares and percentage beneficially owned by each Selling
Security Holder includes any securities which the person has the right to acquire within 60 days of the date of this information statement through the conversion or exercise of any security or right. The terms of the Series A Preferred Shares restrict each holder's right to convert the Series A Preferred Shares to the extent that beneficial ownership of such holder and its affiliates would exceed 4.999% or 9.999% of the shares of Common Stock that would be outstanding after giving effect to such conversion.

-------------------------------------       ------------------------------------
Name and address of beneficial owner        Series A Convertible Non
                                            Redeemable Preferred Shares (% of
                                            class)
-------------------------------------       ------------------------------------
Jay Gelman                                  168,427 (1)  (48.59%)
-------------------------------------       ------------------------------------
All executive officers and                  168,427  (48.59%)
directors as a group
-------------------------------------       ------------------------------------
Nathan A. Low (2)
 c/o Sunrise Securities Corp., 641          340,459 (3)  (98.21%)
Lexington Avenue N.Y., N.Y. 10022
-------------------------------------       ------------------------------------
Nathan A. Low Roth
IRA                                         143,967 (4)  (41.53%)
c/o Sunrise Securities Corp.
641 Lexington Avenue
N.Y., N.Y. 10022
-------------------------------------       ------------------------------------
Nathan A. Low Family
Trust                                       24,407 (5)  (7.04%)
c/o Sunrise Securities Corp.
641 Lexington Avenue
N.Y., N.Y. 10022
-------------------------------------       ------------------------------------
Sunrise Equity
Partners                                    102,744 (29.64%)
c/o Sunrise Securities Corp.
641 Lexington Avenue
N.Y., N.Y. 10022
-------------------------------------       ------------------------------------
Sunrise Foundation
Trust                                       21,779 (6.28%)
c/o Sunrise Securities Corp.
641 Lexington Avenue
N.Y., N.Y. 10022
-------------------------------------       ------------------------------------
Level Counter LLC (6)
641 Lexington Avenue                        102,744 (7) (29.64%)
25th Floor
N.Y., N.Y.  10022
-------------------------------------       ------------------------------------
Amnon Mandelbaum (8)
641 Lexington Avenue                        102,744 (9) (29.64%)
25th Floor
N.Y., N.Y.  10022
-------------------------------------       ------------------------------------
Marilyn Adler (10)
641 Lexington Avenue                        102,744 (11) (29.64%)
25th Floor
N.Y., N.Y.  10022
-------------------------------------       ------------------------------------

----------
(1) Consists of 24,407 Series A Preferred Shares subject to a voting proxy granted to Jay Gelman by the Nathan A. Low Family Trust, 143,967 Series A Preferred Shares subject to a voting proxy granted to Jay Gelman by the Nathan
A. Low Roth IRA and 53 Series A Preferred Shares subject to a voting proxy granted to Jay Gelman by Northumberland Holdings, LTD.


(2) Mr. Low has sole dispositive and voting power in Sunrise Securities Corp. Mr. Low's wife has sole voting and investment power in the shares owned by Nathan A. Low Family Trust. Mr. Low has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Mr. Low has shared voting and investment power in the shares owned by Sunrise Foundation Trust. Mr. Low disclaims beneficial ownership of the shares owned by Nathan A. Low Family Trust, Sunrise Equity Partners and Sunrise Foundation Trust.

(3) Consists of 47,539 Series A Preferred Shares owned by Nathan A. Low, 143,967 Series A Preferred Shares owned by Nathan A. Low Roth IRA, 102,744 Series A Preferred Shares owned by Sunrise Equity Partners, 24,407 Series A Preferred Shares owned by Nathan A. Low Family Trust, 21,779 Series A Preferred Shares owned by Sunrise Foundation Trust and 23 Series A Preferred Shares owned by Sunrise Securities Corp.


(4) See footnote 1 for information relating to the voting proxy granted to Jay Gelman by the Nathan A. Low Roth IRA.


(5) See footnote 1 for information relating to the voting proxy granted to Jay Gelman by the Nathan A. Low Family Trust.


(6) Level Counter LLC has sole investment and voting power in the shares owned by Sunrise Equity Partners. Level Counter LLC disclaims beneficial ownership of these shares.

(7) See footnote 6.


(8) Mr. Mandelbaum has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Mr. Mandelbaum disclaims beneficial ownership of the shares owned by Sunrise Equity Partners.

(9) See footnotes 6 and 8.


(10) Consists of shares owned by Level Counter LLC. Ms. Adler has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Ms. Adler disclaims beneficial ownership of the shares owned by Sunrise Equity Partners.

(11) See footnotes 6 and 10.

                                CHANGE IN CONTROL

In June 2002, the Company, then named JPAL, Inc. ("JPAL"), a Nevada corporation which then had no ongoing business or significant assets, acquired Essential Reality, LLC ("ER, LLC") which had been formed in 1998 as Freedom Multimedia, LLC in Delaware to develop and market a virtual video game controller. Following this transaction, JPAL changed its name to Essential Reality, Inc. ("Essential"). In November 2003, we discontinued sales of our virtual video game controller because of our inability to raise necessary funds.

On June 17, 2004, Essential entered into a Share Exchange Agreement (the "Exchange Agreement") with Jay Gelman, Andre Muller and Francis Vegliante, the sole shareholders (the "Shareholders") of AllianceCorner Distributors Inc., a New York corporation ("AllianceCorner") which had been engaged in the video game distribution business since August 2003. Pursuant to the Exchange Agreement, the Company on June 29, 2004 acquired all the outstanding capital stock of AllianceCorner from the Shareholders and, in exchange for such capital stock, issued 517,105 Series B Convertible Non Redeemable Preferred Shares ("Series B Preferred Shares") to Jay Gelman, 517,105 Series B Preferred Shares to Andre Muller and 517,104 Series B Preferred Shares to Francis Vegliante. On November 22, 2004, the Series B Preferred Shares converted into 8,226,671 shares of common stock for each of Jay Gelman and Andre Muller and into 8,226,655 shares of common stock for Francis Vegliante.

In June 2004, the Company in a private placement also issued the share equivalent of 21,237,101 shares of common stock, 403,335 Series A Convertible Non Redeemable Preferred Shares ("Series A Preferred Shares") and warrants to purchase 1,564,096 shares of common stock. Each Series A Preferred Share entitles the holder to 15.91 votes, and votes as one class with the common stock on as converted basis. Certain holders granted to Jay Gelman an irrevocable voting proxy to vote their voting stock.

Under the Exchange Agreement, Jay Gelman, Andre Muller and Thomas Vitiello were designated on June 29, 2004 to constitute a majority of the directors of the Company. Messrs. Gelman, Muller and Vitiello took office as directors 10 days after the Company filed a 14f-1 information statement with the Securities and Exchange Commission and transmitted such information statement to all holders of record of securities of the Company entitled to vote at a meeting for election of directors.

By reason of the transactions described above, the Shareholders, including Jay Gelman who serves as Chairman of the Board of Directors and Chief Executive Officer, each then owned 517,105 Series B Preferred Shares representing 15.8% of the Company's total voting power (the total number of votes that can be cast by the outstanding common stock, Series A Preferred Shares and Series B Preferred Shares). Mr. Gelman, based on his Series B Preferred Shares and his voting rights pursuant to voting proxies, then had 31.9% of the Company's total voting power. The Shareholders in the aggregate then had approximately 63% of the Company's total voting power and control the Company.

Reference is made to the Security Ownership of Certain Beneficial Owners for information on the current beneficial ownership of the Shareholders.

                                APPROVAL REQUIRED

The approval of a majority of the outstanding stock entitled to vote on the Record Date was necessary to approve the proposed amendment. As of the Record Date there were issued and outstanding 47,368,756 shares of Common Stock and 346,663 Series A Preferred Shares convertible into 5,515,408 shares of common stock for a total of 52,884,164 shares eligible to vote. Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders. Each Series A Preferred Share is convertible into 15.91 shares of common stock, votes with the common stock as one class on as converted basis, and otherwise ranks equally with the common stock on a pari passu as converted basis. As discussed above, stockholders and a proxy holder with voting authority for stock representing 32,565,220 shares, out of a total of 52,884,164 shares entitled to vote, or approximately 62%, of the Company's total voting power, have consented in writing to the proposed amendment to the Certificate of Incorporation. The Company does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       ALLIANCE DISTRIBUTORS HOLDING INC.


Alliance Distributors Holding Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. This Certificate of Amendment to the Certificate of Incorporation of the Corporation has been duly adopted pursuant to the provisions of Section 242 of the Delaware General Corporation Law.

2. This Certificate of Amendment shall be effective at [ ] on [ ], 200[ ] (such time and date, the "Effective Date").

3. Article Four (a) of the Certificate of Incorporation is amended to read in its entirety as follows:

            "(a) The total number of shares of stock which the Corporation shall have the authority to issue is 20,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock").

4. At the Effective Date, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-five without any further action on the part of the holders thereof. No fractional shares will be issued. Any fractional shares that would otherwise be owned by any stockholder as a result of the combination will be rounded up to one whole share.

IN WITNESS WHEREOF, said Alliance Distributors Holding Inc. has caused this certificate to be signed by its Chief Executive Officer this day of [________], 200[ ].

Alliance Distributors Holding Inc.


By:
      -----------------------------------
      Jay Gelman, Chief Executive Officer